To the Board of Directors and Stockholders of American Absorbents Natural Products, Inc

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

We have audited the accompanying consolidated balance sheet of American Absorbents Natural Products, Inc. and Subsidiary (a Utah corporation) (a development stage company) as of August 31, 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the seven month period then ended and for the period February 9, 1984 to August 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Absorbents Natural Products, Inc. and subsidiary as of August 31, 2000, and the results of its operations and its cash flows for the seven month period then ended and for the period February 9, 1984 to August 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses since its inception and has experienced liquidity problems. These conditions raise questions about the Company's ability to continue as a going concern. Management's plans in regard to those matters also are described in Notes 2 and 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


SPROUSE  &  WINN,  L.L.P.
Austin,  Texas

September  25,  2000

            AMERICAN ABSORBENTS NATURAL PRODUCTS, INC. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                                 AUGUST 31, 2000

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                 AND SUBSIDIARY


                                TABLE OF CONTENTS




                                                                      PAGE
                                                                     ------
INDEPENDENT AUDITORS' REPORT
                                                                         1
FINANCIAL STATEMENTS

   Consolidated Balance Sheet                                            2

   Consolidated Statements of Operations                                 3

   Consolidated Statements of Stockholders' Equity                     4-7

   Consolidated Statements of Cash Flows                               8-9

   Notes to Financial Statements                                     10-27

                              FINANCIAL STATEMENTS
                              --------------------

                        AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                      AND SUBSIDIARY
                               (A DEVELOPMENT STAGE COMPANY)

                                CONSOLIDATED BALANCE SHEET

                                      AUGUST 31, 2000



                                             ASSETS
                                             ------
CURRENT ASSETS
   Cash                                                                       $     1,511
   Accounts receivable                                                             13,213
   Inventory                                                                      323,107
                                                                              ------------
          Total Current Assets
                                                                                  337,831
PROPERTY AND EQUIPMENT
                                                                                  493,543
OTHER ASSETS
   Mining claims                                                                5,081,569
   Other                                                                            1,725
   Certificates of Deposit                                                         15,000
                                                                              ------------
          Total Other Assets                                                    5,098,294
                                                                              ------------

TOTAL ASSETS                                                                    5,929,668
                                                                              ============


                              LIABILITIES AND STOCKHOLDERS' EQUITY
                              ------------------------------------

CURRENT LIABILITIES
   Accounts payable and accrued expenses                                          299,705
   Note payable                                                                   120,000
   Related party long-term debt, current portion                                  314,833
                                                                              ------------
      Total Current Liabilities                                                   734,538

   RELATED PARTY LONG-TERM DEBT, LESS CURRENT MATURTIES                           608,004
                                                                              ------------
      Total Liabilities                                                         1,342,542
                                                                              ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Common stock; authorized 50,000,000 common shares at $.001 par value;
     9,356,642  issued and 6,466,642 outstanding, respectively                      9,281
   Preferred stock; authorized 10,000,000 shares at $.001 par value; 294,584
     shares issued and outstanding                                                    295
   Treasury stock, at cost, 2,890,000 shares in 2000                             (945,000)
   Capital in excess of par value                                              10,669,112
   Deficit accumulated during the development stage                            (5,146,562)
                                                                              ------------

          Total Stockholders' Equity                                            4,587,126
                                                                              ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                    $ 5,929,668
                                                                              ============


                 SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS

                    AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                  AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                   For the       From  Inception
                                                 Seven Month     on February 9,
                                                 Period Ended     1984 Through
                                                  August 31,       August 31,
                                                    2000              2000
                                                --------------  ----------------
REVENUE

  Net Sales                                     $      74,625   $       573,364
  Cost of goods sold                                   33,851           350,524
                                                --------------  ----------------
     Gross Profit
                                                       40,774           222,840
                                                --------------  ----------------

EXPENSES
  General and administrative                          728,813         5,289,096
  Depreciation and amortization                        57,351           296,178
                                                --------------  ----------------
     Total Expenses
                                                      786,164         5,585,274
                                                --------------  ----------------

Other Income (Expense)
  Rent                                                  5,220            32,092
  Interest                                                -0-             2,668
  Other                                                57,166            57,166
  Gain (loss) on sale of assets                        68,335            74,318
                                                --------------  ----------------

     Net Other Income                                 130,721           166,244
                                                --------------  ----------------

Net loss before provision for income taxes           (614,669)       (5,196,190)

Provision for income taxes                                -0-             2,647
                                                --------------  ----------------
Net loss before extraordinary gain
                                                     (614,669)        5,198,837

  Extraordinary gain net of income taxes               52,275            52,275
                                                --------------  ----------------

NET LOSS                                        $    (562,394)  $    (5,146,562)
                                                ==============  ================

LOSS PER SHARE:
  Basic                                                  (.11)
                                                ==============
  Weighted average shares outstanding - basic       5,244,602
                                                ==============


                 SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS



                                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                                 AND SUBSIDIARY
                                         (A DEVELOPMENT STAGE COMPANY)

                                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                             FROM INCEPTION ON FEBRUARY 9, 1984 TO AUGUST 31, 2000


                                                                                                                   Deficit
                                                                                                                 Accumulated
                                                         Common Stock    Preferred Stock              Additional  During the
                                                      -----------------  ---------------   Treasury     Paid-in   Development
                                                      Shares     Amount  Shares  Amount  Stock Amount   Capital      Stage
                                                      ---------  ------  ------  ------  ------------  ---------  -----------

Balance at Inception February 9, 1984                      -0-   $ -0-      -0-  $  -0-  $        -0-  $    -0-   $      -0-

Issuance of common stock for cash                       37,500      38      -0-     -0-           -0-       962          -0-

Expenses paid by shareholders for the years ended
   January 31, 1990                                        -0-     -0-      -0-     -0-           -0-       518          -0-

Net loss from inception  to  January 31, 1990              -0-     -0-      -0-     -0-           -0-       -0-       (1,618)
                                                      ---------  ------  ------  ------  ------------  ---------  -----------

Balance at January 31, 1990                             37,500      38      -0-     -0-           -0-     1,480       (1,618)

Issuance of common stock for services rendered in
   August 1990                                         391,000     391      -0-     -0-           -0-     7,429          -0-

Issuance of common stock in September 1990 for
   various assets from Austin-Young, Inc.               50,000      50      -0-     -0-           -0-   198,890          -0-

Issuance of common stock for distribution licenses
   from Global Environmental Industries (GEI) for UT
   & WA, September 1990                                 50,000      50      -0-     -0-           -0-    37,070          -0-

Contribution from Austin-Young, Inc.                       -0-     -0-      -0-     -0-           -0-    13,500          -0-

Issuance of common stock for services rendered in
   October 1990                                         12,500      12      -0-     -0-           -0-    37,488          -0-

Net loss for the year ended January 31, 1991               -0-     -0-      -0-     -0-           -0-       -0-      (57,756)
                                                      ---------  ------  ------  ------  ------------  ---------  -----------

Balance at January 31, 1991                            541,000     541      -0-     -0-           -0-   295,857      (59,374)

Common stock returned in exchange for common
   stock of GEI in March 1991                          (17,000)    (17)     -0-     -0-           -0-   (85,423)         -0-

Repurchase of common stock from Austin-Young,
   Inc. in May 1991                                   (338,000)   (338)     -0-     -0-           -0-   (64,682)         -0-

Cancellation of common shares                          (20,000)    (20)     -0-     -0-           -0-        20          -0-

Issuance of common stock for the purchase of product
   from Steelhead Specialty Mineral in August 1991      10,000      10      -0-     -0-           -0-    74,990          -0-

Issuance of common stock for the purchase of mining
   claims in October 1991                               13,214      13      -0-     -0-           -0-   184,987          -0-

Common stock canceled by officers/directors in
   January 1992                                        (20,000)    (20)     -0-     -0-           -0-        20          -0-

Contribution from Austin                                   -0-     -0-      -0-     -0-           -0-    17,000          -0-
Net loss for the year ended January 31, 1992               -0-     -0-      -0-     -0-           -0-       -0-      (93,315)
                                                      ---------  ------  ------  ------  ------------  ---------  -----------
Balance at January 31, 1992                            169,214     169      -0-     -0-           -0-   422,769     (152,689)

                                                                                                                    Deficit
                                                                                                                  Accumulated
                                                         Common Stock    Preferred Stock              Additional   During the
                                                      -----------------  ---------------   Treasury     Paid-in    Development
                                                      Shares     Amount   Shares  Amount  Stock Amount   Capital      Stage
                                                      ---------  -------  ------  ------  ------------  ---------  -----------

Issuance of common stock for the acquisition of Geo-
  Environment Services, Inc. in February 1992           701,800     702      -0-     -0-           -0-     96,442         -0-

Issuance of common stock for the purchase of mining
   claims in March 1992                                 243,000     243      -0-     -0-           -0-  4,859,757         -0-

Common stock canceled by officers and directors in
   June 1992                                            (32,430)    (32)     -0-     -0-           -0-         32         -0-

Cancellation of fractional shares due to reverse
   stock split                                              (21)    -0-      -0-     -0-           -0-        -0-         -0-

Contribution by Austin-Young, Inc.                          -0-     -0-      -0-     -0-           -0-     10,000         -0-

Issuance of common stock (pursuant to a repurchase
   agreement in May, 1991) to Austin-Young, Inc. for
   relief of debt in July 1992                        3,380,000   3,380      -0-     -0-           -0-     61,620         -0-

Net loss for the year ended January 31, 1993                -0-     -0-      -0-     -0-           -0-        -0-    (136,304)
                                                      ---------  -------  ------  ------  ------------  ---------  -----------

Balance at January 31, 1993                           4,461,563   4,462      -0-     -0-           -0-  5,450,620    (288,993)

Issuance of common stock for services rendered in
   June 1993                                             17,800      18      -0-     -0-           -0-     26,682         -0-

Issuance of common stock Austin-Young, Inc. in
   June 1993                                             12,000      12      -0-     -0-           -0-     35,988         -0-

Issuance of common stock for cash October 1993           66,667      67      -0-     -0-           -0-    199,936         -0-

Issuance of common stock as down payment on
   building October 1993                                  6,000       6      -0-     -0-           -0-     29,994         -0-

Issuance of common stock for services rendered
   October 1993                                          17,000      17      -0-     -0-           -0-     50,983         -0-

Issuance of common stock for cash December 1993          80,072      80      -0-     -0-           -0-    191,321         -0-

Contribution by Austin-Young, Inc.                          -0-     -0-      -0-     -0-           -0-     36,000         -0-

Net loss for the year ended January 31, 1994                -0-     -0-      -0-     -0-           -0-        -0-    (310,862)
                                                      ---------  -------  ------  ------  ------------  ---------  -----------

Balance at January 31, 1994                           4,661,102   4,662      -0-     -0-           -0-  6,021,524    (599,855)

Issuance of common stock for services rendered
   February 1994                                          6,000       6      -0-     -0-           -0-     29,994         -0-

Issuance of common stock for services rendered in
   June 1994                                             41,750      42      -0-     -0-           -0-    175,458         -0-

Issuance of common stock in a private offering           22,500      22      -0-     -0-           -0-     89,978         -0-

Issuance of common stock for services rendered in
   November 1994                                         15,000      15      -0-     -0-           -0-     46,235         -0-

Contribution by Austin-Young, Inc.                          -0-     -0-      -0-     -0-           -0-     36,000         -0-

Net loss for the year ended January 31, 1995                -0-     -0-      -0-     -0-           -0-        -0-    (709,048)
                                                      ---------  -------  ------  ------  ------------  ---------  -----------

Balance at January 31, 1995                           4,746,352   4,747      -0-     -0-           -0-  6,399,189  (1,308,903)

Issuance of common stock for services                     9,000       9      -0-     -0-           -0-     22,391         -0-

Issuance of common stock in a private offering          214,168     214      -0-     -0-           -0-    394,148         -0-

                                                                                                                         Deficit
                                                                                                                       Accumulated
                                                           Common Stock    Preferred Stock                Additional   During the
                                                      -------------------  ---------------    Treasury      Paid-in    Development
                                                         Shares    Amount  Shares   Amount  Stock Amount    Capital        Stage
                                                      -----------  ------  -------  ------  ------------  -----------  ------------

Contribution by Austin-Young, Inc.                           -0-      -0-      -0-     -0-          -0-        36,000          -0-

Net loss for the year ended January 31, 1996                 -0-      -0-      -0-     -0-          -0-           -0-     (401,467)
                                                      -----------  ------  -------  ------  ------------  -----------  ------------

Balance at January 31, 1996                            4,969,520    4,970      -0-     -0-          -0-     6,851,728    1,710,370)

Issuance of common stock for cash in a private
   offering                                              130,960      131      -0-     -0-          -0-       156,729          -0-

Issuance of common stock for services                    259,620      260      -0-     -0-          -0-       262,359          -0-

Net loss for the year ended January 31, 1997                 -0-      -0-      -0-     -0-          -0-           -0-     (464,662)
                                                      -----------  ------  -------  ------  ------------  -----------  ------------

Balance at January 31, 1997                            5,360,100    5,361      -0-     -0-          -0-     7,270,816   (2,175,032)

Issuance of common stock for cash in a private
   offering (net of commissions of $84,575)              582,000      582      -0-     -0-          -0-       729,843          -0-

Issuance of common stock for services                    129,784      130      -0-     -0-          -0-       131,782          -0-

Issuance of common stock for purchase of equipment        13,555       13      -0-     -0-          -0-        15,236          -0-

Issuance of common stock for cash pursuant to a
   stock option plan                                      25,000       25      -0-     -0-          -0-         9,350          -0-

Issuance of common stock for partial redemption of
   a note pursuant to a stock option plan                100,000      100      -0-     -0-          -0-        37,400          -0-

Net loss for the year ended January 31, 1998                 -0-      -0-      -0-     -0-          -0-           -0-     (489,525)
                                                      -----------  ------  -------  ------  ------------  -----------  ------------

Balance at January 31, 1998                            6,210,439    6,211      -0-     -0-          -0-     8,194,427   (2,664,557)

Issuance of common stock in a private placement
   offering (net of commissions of $53,428)              963,269      963      -0-     -0-          -0-     1,218,676          -0-

Issuance of common stock for services                    135,480      136      -0-     -0-          -0-       147,628          -0-

Issuance of common stock for purchase of  equipment       82,063       82      -0-     -0-          -0-       121,472          -0-

Net loss for the year ended January 31, 1999                 -0-      -0-      -0-     -0-          -0-           -0-     (961,270)
                                                      -----------  ------  -------  ------  ------------  -----------  ------------

Balance at  January 31, 1999                           7,391,251    7,392      -0-     -0-          -0-     9,682,203   (3,625,827)

Issuance of common stock in a private placement
   offering                                              129,001       78      -0-     -0-          -0-        79,921          -0-

Issuance of common stock for services                    115,514       90      -0-     -0-          -0-        65,547          -0-

Issuance of preferred stock to redeem debt                   -0-      -0-  142,084     142          -0-       140,372          -0-

Issuance of preferred stock in a private offering            -0-      -0-  152,500     153          -0-       152,347          -0-

Reacquire common stock for note payable               (2,520,000)     -0-      -0-     -0-     (831,600)          -0-          -0-

Reacquire common stock in settlement of note
   receivable                                            (50,000)     -0-      -0-     -0-       (5,000)          -0-          -0-

Repurchase common stock                                 (320,000)     -0-      -0-     -0-     (108,400)          -0-          -0-

Net loss for the year ended January 31, 2000                 -0-      -0-      -0-     -0-          -0-           -0-     (958,341)
                                                      -----------  ------  -------  ------  ------------  -----------  ------------

Balance at January 31, 2000                            4,745,766   $7,560  294,584  $  295  $  (945,000)  $10,120,390  $(4,584,168)

                                                                                                            Deficit
                                                                                                          Accumulated
                                              Common Stock    Preferred Stock                Additional   During the
                                           -----------------  ---------------    Treasury      Paid-in    Development
                                             Shares   Amount  Shares   Amount  Stock Amount    Capital       Stage
                                           ---------  ------  -------  ------  ------------  -----------  ------------

Issuance of common stock for debt            330,906     331      -0-     -0-          -0-       108,868          -0-

Stock for compensation                       490,051     490      -0-     -0-          -0-       190,166          -0-

Issuance of common stock for services        899,919     900      -0-     -0-          -0-       249,688          -0-

Net loss for the seven month period ended
   August 31, 2000                               -0-     -0-      -0-     -0-          -0-           -0-     (562,394)
                                           ---------  ------  -------  ------  ------------  -----------  ------------

Balance at August 31, 2000                 6,466,642  $9,281  294,584  $  295  $  (945,000)  $10,669,112  $(5,146,562)
                                           =========  ======  =======  ======  ============  ===========  ============


                 SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS

                             AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                           AND SUBSIDIARY
                                    (A DEVELOPMENT STAGE COMPANY)

                                CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                          For the Seven Month    From Inception on
                                                             Period Ended         February 9, 1984
                                                              August 31,         Through August 31,
                                                                 2000                   2000
                                                         ---------------------  --------------------
Cash Flows From Operating Activities
   Net loss                                              $           (562,394)  $        (5,146,562)
   Extraordinary gain on debt restructuring                           (52,275)              (52,275)
   Depreciation and amortization                                       57,351               296,178
   (Increase) decrease in receivables                                  18,234               (13,213)
   (Increase) decrease in prepaid expenses                             17,209                12,001
   (Increase) decrease in inventory                                    22,743              (249,933)
   Increase (decrease) in payables                                    (86,606)              267,915
   Gain from disposal of fixed assets                                 (68,335)              (54,958)
   Stock issued for services and compensation                         441,244             1,446,859
   Stock issued for interest on debt                                    4,199                 4,199
   Expenses paid by shareholder                                           -0-               149,018
                                                         ---------------------  --------------------

       Net Cash Used by Operating Activities                         (208,630)           (3,340,771)
                                                         ---------------------  --------------------

Cash Flows From Investing Activities
   Purchase of fixed assets                                           (20,575)             (742,086)
   Proceeds from sale of fixed assets                                 190,000               190,000
   Purchase of product tradenames                                         -0-               (28,683)
   Purchase of note receivable                                            -0-                (5,000)
   Purchase of certificates of deposit                                    -0-                (1,524)
   Organization costs                                                     -0-               (15,000)
   Purchase/sale of mining                                                -0-                 7,920
   Development costs                                                      -0-               (58,599)
   Purchase of mining claims                                              -0-               150,000
   Sale of licenses                                                       -0-               (65,000)
                                                         ---------------------  --------------------

       Net Cash Provided (Used) by Investing Activities               169,425              (567,972)
                                                         ---------------------  --------------------

Cash Flows From Financing Activities
   Issuance of common stock                                               -0-             3,210,061
   Issuance of preferred stock                                            -0-               152,500
   Issuance of notes payable                                          335,000             1,538,031
   Purchase of treasury stock                                             -0-              (108,400)
   Principal payments on debt                                        (303,796)             (881,938)
                                                         ---------------------  --------------------

       Net Cash Provided by Financing Activities                       31,204             3,910,254
                                                         ---------------------  --------------------

Net (Decrease) Increase In Cash                                        (8,001)                1,511

Cash at Beginning of Period                                             9,512                   -0-
                                                         ---------------------  --------------------

Cash at End of Period                                    $              1,511   $             1,511
                                                         =====================  ====================

                              AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                            AND SUBSIDIARY
                                     (A DEVELOPMENT STAGE COMPANY)

                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                                              (Continued)



                                                                  For the Seven     From Inception on
                                                                  Month Period      February 9, 1984
                                                                Ended August 31,   Through August 31,
                                                                      2000                2000
                                                                -----------------  -------------------
Supplemental cash flow information:
Cash Paid For:
   Interest                                                     $          22,613  $            43,312
   Income Taxes                                                 $             -0-  $             2,547

Non-Cash Transactions:
   Stock issued for mining claims                               $             -0-  $         5,045,000
   Stock issued for down payment on building                                  -0-  $            30,000
   Stock issued for services and compensation                   $         441,244  $         1,446,859
   Stock issued for stock of Geo-Environment Services, Inc.     $             -0-  $            97,144
   Stock issued for Inventory                                   $             -0-  $            75,000
   Stock issued for assets from Austin-Young, Inc. and Global
      Environmental Industries                                  $             -0-  $           236,060
   Stock issued for purchase of equipment                                     -0-  $           136,803
   Stock issued for redemption of note and interest             $         109,199  $           142,500

   Treasury stock repurchased in exchange for debt              $             -0-  $           831,600
   Treasury stock repurchased in settlement of note receivable  $             -0-  $             5,000
   Debt assumed by buyer of fixed asset disposition             $             -0-  $            14,281
   Preferred stock issued as redemption of debt                 $             -0-  $           140,000


                 SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS

                        ABSORBENTS NATURAL PRODUCTS, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                 AUGUST 31, 2000


NOTE 1:   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

          BUSINESS  ORGANIZATION

               American Absorbents Natural Products, Inc. was incorporated on February 9, 1984 under the laws of the State of Utah and under the name of TPI Land, Inc. as a wholly-owned subsidiary of TPI, Inc. On September 14, 1990, the Company changed its name to Environmental Fuels, Inc. and began developing its involvement in various phases of the conversion of vehicles to operating on compressed natural gas. That developing business was sold on April 23, 1991.

               On May 6, 1991, the Company changed its name to Geo-Environmental Resources, Inc. and began its involvement in the distribution of zeolite, a mineral product which is an absorbent and has many potential uses such as oil and gas well cleanup, shoe and refrigerator freshener, landfill absorption, and other agricultural uses.

               On February 6, 1992, the Company acquired the outstanding stock of Geo-Environment Services, Inc., now a wholly owned subsidiary involved in marketing of the zeolite products. The transaction was accounted for at historical cost in a manner similar to that in pooling of interest accounting for business combinations.

               In June 1995, the Company changed its name to American Absorbents Natural Products, Inc. and the name of its subsidiary to American Absorbents, Inc.

               On August 8, 2000, the Company entered into a definitive agreement and plan of reorganization with Centre Capital Corporation. The Company will exchange all of the issued and outstanding common stock for shares of Centre Capital Corporation's common stock and callable, cumulative preferred stock. As a result of the transaction the Company will become a wholly-owned subsidiary of Centre Capital Corporation.

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

                                 AUGUST 31, 2000


NOTE 1:   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
          (CONTINUED)

          DEVELOPMENT  STAGE  ENTERPRISE

               The Company, per FASB Statement No. 7, is properly accounted for and reported as a development stage enterprise. Substantially all of the Company's efforts since its formation have been devoted to establishing its new business. No significant revenue has been earned as of the balance sheet date. Operations have been devoted to raising capital, purchasing zeolite property and establishing a marketing plan.

          PRINCIPLES  OF  CONSOLIDATION

               The consolidated financial statements include the accounts of American Absorbents Natural Products, Inc. and its subsidiary American Absorbents, Inc. Collectively, these entities are referred to as the Company. All significant intercompany transactions and accounts have been eliminated.

          METHOD  OF  ACCOUNTING

               The Company recognizes income and expenses according to the accrual method of accounting. Expenses are recognized when performance is substantially complete and income is recognized when earned. Earnings (loss) per share are computed based on the weighted average method. Stock options currently outstanding, preferred stock and convertible debt were not used in calculating earnings per share since the effect would be antidilutive. The fiscal year of the Company ends January 31 of each year. The financial statements reflect activity from inception, February 9, 1984.

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

                                 AUGUST 31, 2000


NOTE 1:   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
          (CONTINUED)

          CASH  AND  CASH  EQUIVALENTS

               For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

          NONMONETARY  TRANSACTIONS

               Nonmonetary transactions are transactions for which no cash was exchanged and for which shares of common stock were exchanged for assets. These transactions are recorded at fair market value as determined by the board of directors.

          INVENTORIES

               Inventories are stated at the lower of cost (FIFO method) or market, and consist of the following:


                           Finished goods       $  74,957
                           Packaging products     149,220
                           Raw materials           98,930
                                                ---------
                                                $ 323,107
                                                =========


          ACCOUNTS  RECEIVABLE

               Accounts receivables are shown net of the allowance for doubtful accounts. The allowance for doubtful accounts was determined to be $-0- at August 31, 2000.

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

                                 AUGUST 31, 2000


NOTE 1:   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
          (CONTINUED)

          MINING  CLAIMS

               Mining  claims  are  stated  at  the  lower  of  cost or market.

               Any costs incurred for the betterment of or to increase the expected efficiency of the operations related to the extraction from the Company mining claims are capitalized and charged off to operations over the expected economic life of the claims.

          ESTIMATES

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. In these financial statements, assets, liabilities and earnings involve extensive reliance on management's estimates. Actual results could differ from those estimates.

NOTE 2:   GOING  CONCERN

          The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a working capital deficiency of $396,707, an accumulated deficit of $5,146,562 as of August 31, 2000, and a net loss for the period then ended of $562,394. Accordingly, its ability to continue as a going concern is dependent on obtaining capital and financing for its planned principal operations. The Company plans to secure financing for its acquisition strategy through the sale of its common stock and issuance of debt. However, there is no assurance that they will be successful in their efforts to raise capital or secure other financing. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

                                 AUGUST 31, 2000


NOTE 3:   INCOME  TAXES

          The Company adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" in the fiscal year ended August 31, 1996 and has applied the provisions of the statement on a retroactive basis to the previous fiscal years which resulted in no significant adjustment.

          Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes (a) the amount of taxes payable or refundable for the current year and (b) deferred tax liabilities and assets for future tax consequences of events that have been recognized in the financial statements or tax returns.

          Deferred income taxes result from temporary differences in the recognition of accounting transactions for tax and financial reporting purposes. There were no temporary differences at August 31, 2000 and earlier years, and accordingly, no deferred tax liabilities have been recognized for all years.

          The Company had cumulative net operating loss carryforwards of approximately $3,500,000 at August 31, 2000. No effect has been shown in the financial statements for the net operating loss carryforwards as the likelihood of future tax benefit from such net operating loss carryforwards is not presently determinable. Accordingly, the potential tax benefits of the net operating loss carryforwards, estimated based upon current tax rates, of $1,2000,000 at August 31, 2000, have been offset by valuation reserves of the same amount. The net change in deferred tax asset and offsetting valuation reserve amounted to $150,000.

          The net operating losses begin to expire in the year 2016.

NOTE 4:   RELATED  PARTY  TRANSACTIONS

          As of August 8, 2000, the major portion (42%) of the outstanding shares of the Company are owned by Austin-Young, Inc., a Utah corporation that has its primary office in Austin, Texas. Some individuals are officers and directors in both Austin-Young, Inc. and the Company. During the periods shown, there were several transactions involving the majority shareholder and the Company's officers and directors, as follows:

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

                                 AUGUST 31, 2000


NOTE 4:   RELATED  PARTY  TRANSACTIONS  (CONTINUED)

          August 10, 1990 - Common investment shares of 250,000 were issued to Austin-Young, Inc. and 1,000 shares were issued to two officers and directors of the Company for services rendered.

          August 13, 1990 - Common investment shares of 100,000 were issued to Terry Young, president of the Company, for serving as president. Such shares were subsequently sold to Austin-Young, Inc.

          August 13, 1990 - Common investment shares of 5,000 were issued to Susan Young for bookkeeping services. Susan Young was the wife of Terry Young at the time of issuance.

          August 17, 1990 - An option was given to Austin-Young, Inc. to purchase an additional 2,000,000 shares (pre-split)(100,000 shares post-split) of stock at the price of one cent per share. Also, an option plan was approved which provided that the board of directors was authorized to issue up to 1,000,000 shares (pre-split) (50,000 shares post-split) to current and future employees at a price of one cent per share. None of these options were exercised. These options were later rescinded by the board of directors in July 1993.

          August 17, 1990 - Common investment shares of 12,500 were issued to an officer and director for services.

          September 3, 1990 - 50,000 shares were issued at $3.98 per share to Austin-Young, Inc. in exchange for distributorship license agreements, stock in Global Environmental Industries, Inc. and Natural Gas Industries, Inc., and cash. The assets acquired in the transaction were recorded at-historical cost. The Company subsequently transferred 178,000 shares of Global stock back to the original transferor in exchange for 17,000 shares of Company stock. The remaining 200,000 shares of Global stock were sold as part of the transaction which occurred on April 23, 1991.

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

                                 AUGUST 31, 2000


NOTE 4:   RELATED  PARTY  TRANSACTIONS  (CONTINUED)

          May 13,1991 - 3,380,000 shares of common stock were purchased for $65,000 cash from Austin-Young, Inc. and canceled. The Company agreed that Austin-Young, Inc. had the right to repurchase these shares for the same price at any time up to June 1, 1993.

          February 1992 - the Company issued 701,800 shares of common stock at $0.14 per share to the shareholders of Geo Environment Services, Inc., (now AAI) for their stock. Officers of the corporation were major shareholders of AAI.

          July 1992 - 3,380,000 shares of common stock were issued at $0.02 per share to Austin -Young, Inc. for debt relief of $65,000.

          February 1, 1993 - the Company issued to Austin-Young, Inc. an option to purchase up to 1,000,000 shares of common stock at a price of $3 per share. This option was set to expire on February 1, 1998. 12,000 shares were exercised at a price of $36,000. These options were cancelled by Austin-Young in 1997.

          July 27, 1993 - the Company issued an option to the employees, officers and directors to purchase up to a maximum of 250,000 shares of common stock at a price of $3 per share. This option was canceled on June 5, 1995.

          October 8, 1993 - 6,000 shares of stock were issued at $5 per share to Susan Young as down payment on the purchase of a building.

          During 1994, Austin-Young, Inc. issued several promissory notes to the Company to cover cash shortages. Total promissory notes issued was $61,424.

          In June 1995, the Company adopted a 1995 stock option plan for the employees, officers and directors to purchase up to 1,000,000 shares of common stock at market price. The options expire seven years from the date of offer.

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

                                 AUGUST 31, 2000


NOTE 4:   RELATED  PARTY  TRANSACTIONS  (CONTINUED)

          The Company is leasing its office space from a related party pursuant to a 60 month lease agreement dated July 30, 1996 on a month to month basis at $1,900 per month.

          During 1996, Austin-Young, Inc. issued $38,000 in promissory notes to cover cash shortages. $5,000 was paid back during the year. For the years 1990 to 1996, The Company's major stockholder, Austin-Young, Inc. provided compensation to one of the Company's officers and directors while working on projects related to Company business. The compensation is shown as an expense to the Company and capital contribution.

          For 1997, the Company issued 128,869 shares of common stock in lieu of cash to its officers and directors for services performed. The stock was valued at $128,869, or $1 per share, the trading value of the stock at the time of issuance.

          In 1997, the Company was required to pay a balloon payment due on its warehouse in September, 1996. Instead of finding long term funding through a mortgage company, Austin-Young, Inc., the majority shareholder provided $125,000 in certificates of deposit for collateral on a one year note of $125,000 provided by a local bank to pay the balloon payment. The note was due in September, 1997, but was extended to 1998. The note was paid off in early 1999 In 1997, the Company issued 16,751 shares of stock to Austin-Young, Inc. for rent for the use of office space. In 1999, the Company paid cash for use of office space. Total rent paid in 1999 was $22,800. The lease was terminated by both parties early in 2000.

          In 1997, the Company contracted with American Crisis Publishing (a wholly owned subsidiary of Austin-Young, Inc.) to provide $40,000 (40,000 shares of common stock) of future "mail out" services for company literature and future advertising promotions. American Crisis Publishing specializes in "the creation and preparation of booklets and mailouts for the dissemination of information to the public."

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

                                 AUGUST 31, 2000

NOTE 4:   RELATED  PARTY  TRANSACTIONS  (CONTINUED)

          In 1997, the Company purchased for $5,000 from Austin-Young, Inc. a $20,000 note receivable from a former officer and director for the purchase of common stock. The note was discounted due to the poor probability of collection. The Company intends to make a demand for payment on the note or cancel the shares that were issued under the note. In 1998, the Company filed suit to cancel the shares.

          In 1999, the Company issued 135,480 shares for services rendered, of which 118,527 was issued to company officers, directors and employees at an average cost of $1.03, the average trading value of the stock during the year, for services rendered.

          In 2000, the Company issued 115,514 shares for services rendered, of which 115,514 were issued to Company Officers, Directors and employees at an average cost of $.57.

          During 2000, the Company received proceeds of $240,821 and made payments of $63,546 on notes payable to Directors of the Company. Included in the payments made is $30,000 that was converted to preferred stock.

          During the period ended August 31, 2000, the Company issued 330,906 shares of stock in exchange for debt at an average price of $.33.

          During the period ended August 31, 2000, the Company issued 490,051 shares to Directors offices, and employees for services rendered at an average cost of $.39.

NOTE 5:   NONMONETARY  TRANSACTIONS

          Nonmonetary transactions consist of the transactions detailed in Note 4 above and the transfer of common investment shares to individuals and corporations for services and distributorship license agreements, as follows:

          September 24, 1990 - 50,000 shares of common stock were issued at $0.74 per share to two corporations for distributorship license agreements.

          October 25, 1990 - 12,500 shares of common stock were issued at $3 per share to individuals for services.

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

                                 AUGUST 31, 2000


NOTE 5:   NONMONETARY  TRANSACTIONS  (CONTINUED)

          August 1991 - 10,000 shares of stock were issued at $7.50 per share for trademarks and patents for two zeolite products.

          October 1991 - 13,214 shares of stock were issued at $14 per share for zeolite mining claims.

          January, 1992 - 20,000 shares of common stock were returned to the treasury and canceled.

          February 1992 - 701,800 shares were issued at $0.14 per share for 100% of the shares of Geo-Environment Services, Inc.

          March 1992 - 243,000 shares were issued at $20 per share for zeolite mining claims (see Note 8).

          June 1992 - 32,430 shares were canceled by officers and directors.

          June 1993 - 17,800 shares were issued at $1.50 per share for services performed.

          October 1993 - 6,000 shares were issued at $5 per share for down payment on plant facility.

          October 1993 - 17,000 shares were issued at $3 per share for advisory services.

          February 1994 - 6,000 shares were issued at $5 per shares for legal services.

          June 1994 - 25,750 shares were issued at $4 per shares for services rendered.

          June 1994 - 11,000 shares were issued at $5 per share for services rendered.

          June 1994 - 5,000 shares were issued at $3.50 per share for services rendered.

          November 1994 - 10,000 shares were issued at $3.50 per share for services rendered.

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

                                 AUGUST 31, 2000


NOTE 5:   NONMONETARY  TRANSACTIONS  (CONTINUED)

          November 1994 - 5,000 shares were issued at $2.25 per share for services rendered.

          In 1995 - 9,000 shares were issued at an average price of $2.49 per share for services rendered.

          In 1997 - 259,620 shares (185,620 related party) were issued at an average price of $1.01 per share for various services rendered.

          In 1998 - 129,784 shares (82,449 related party) were issued at an average price of $1.02 per share for services rendered.

          In 1998 - 13,555 shares were issued at an average price of $1.125 for the purchase of equipment.

          In 1999 - 82,063 shares were issued at an average price of $1.48 for the purchase of equipment.

          In 2000, the Company disposed of a fixed asset. The purchaser assumed the remaining debt of $14,821 on the disposed asset.

          In 2000, 142,084 shares of preferred stock were issued at an average price of $0.99 in exchange for debt.

          In 2000, 115,514 shares of common stock were issued to Directors or Officers for services rendered at an average cost of $0.57.

          In 2000, the Company reacquired 2,520,000 shares of common stock from Austin-Young, Inc. in exchange for a note payable.

          In 2000, the Company reacquired common stock in settlement of a $5,000 note receivable. During the period ended August 31, 2000, issued 330,906 shares of stock in exchange for debt at an average price of $.33.

          In 2000, 899,919 shares were issued to vendors for services rendered at an average cost of $0.36.

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

                                 AUGUST 31, 2000


NOTE 5:   NONMONETARY  TRANSACTIONS  (CONTINUED)

          During the period ended August 31, 2000, the Company issued 490,051 shares to Director or Officers for services rendered at an average cost of $.39.

          All nonmonetary transactions, with related parties and non related parties, transacted with stock of the Company were measured either at the estimated fair value of the stock being issued (stock market quotations) or fair value of goods or services being rendered, whichever was more readily measurable.

NOTE 6:   PROPERTY  AND  EQUIPMENT

          Property  and  equipment  consists  of  the  following:


          Plant                          $ 107,781
          Machinery and equipment          534,601
          Mining site improvements          52,715
          Accumulated depreciation        (201,554)
                                         ----------
                                         $ 493,543
                                         ==========

          Machinery and equipment (including computer equipment and vehicles) is depreciated on the straight-line method over the estimated useful lives of three to seven years. Plant is being depreciated (straight line) over the estimated useful life of 20 years. Site improvements are being depreciated (straight line) over an estimated useful life of ten years. Depreciation expense is $57,351 for the seven month period ended August 31, 2000.

          In the past, the Company had agreements with various vendors to do the mining and milling of its zeolite mineral and products; this has resulted in minimal investment in machinery and equipment. During
          1997-1998, the Company began construction of a new milling and packaging plant in Bums, Oregon. The plant became operational during 1999.

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

                                 AUGUST 31, 2000


NOTE 7:   MINING  CLAIMS

          The Company has purchased several zeolite mining claims in three different regions in the western United States. All purchases were acquired through stock issuance and are described below.

          In April 1991 (before acquisition by Geo-Environmental Resources) (now American Absorbents Natural Products, Inc.), the Company's subsidiary issued 440,000 shares of its stock for mining claims containing zeolite in the Mohave County, Arizona region, and the stock given was originally valued at $.50 per share. Thus, the mining claims were originally valued at $220,000. Since the value of the mining claims was not readily determined the mining claims were written down to a nominal value.

          In October 1991 the Company acquired twenty zeolite mining claims in Harney County, Oregon. The value of the claims was agreed to be $185,000 by the seller and purchaser and 13,214 (132,143 pre-split) shares of common stock were issued. The stock was quoted on the market at $1.40 per share, thus determining the number of shares to be issued for the claims.

          In December 1991, the Company acquired an additional 203 zeolite mining claims in the Harney County, Oregon region. A geological study was conducted and reserves were estimated at over 477,600,000 tons. The value per ton was also estimated based on mining costs and market value of other companies in the industry. The reserves were then discounted 99 1/2% and a value was determined to be approximately $4,800,000. Stock was then issued at market price to equal the value given to the claims. During the period ended August 31, 2000, $-0- of depletion was taken on the claims.

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

                                 AUGUST 31, 2000


NOTE 8:   NOTE  PAYABLE

          A  note  with  a corporation.  The note accures interest
          at prime rate plus 1%.  The note will convert to capital
          upon  approval  of  agreement and plan of reorganiztion.     $120,000
                                                                       ---------

          Total                                                        $120,000
                                                                       =========

NOTE 9:   RELATED  PARTY  LONG  TERM  DEBT

          Related  Party Long Term Debt consist of the following:

          A  note with a former director of the Company.  The note
          has  an  interest  rate  of 8.25% as of August 31, 2000,
          with  monthly  payments  of  principal  and  interest of
          $2,500.  The  note  matures  in  July  2001.                 $ 44,004

          A  line of credit of $ 215,000, with  an  officer of the
          Company.  The note has an interest  rate of 10.0% and is
          due on February 2002.  The line of credit is secured  by
          the  warehouse  in  Oregon.                                   211,000

          A note with a former officer and director of the Company
          secured by  2,800,000 shares  of  common  stock  of  the
          Company.  The original  value  of the note was $924,000.
          The note has  annual  principal and interest payments of
          $118,800.  The note  matures  in  July  2006.                 667,833
                                                                       ---------

          Total                                                         922,837
          Less curent marurities                                       (314,833)
                                                                       ---------
          Related party long-term debt, less current maturities        $608,004
                                                                       =========


          Future maturities of related party long-term debt are as follows:

          2001              $314,833
          2002               132,804
          2003               118,800
          2004               118,800
          2005               118,800
          Thereafter         118,800
                           ---------
            Total           $922,837
                           =========

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

                                 AUGUST 31, 2000

NOTE 10:  PRIVATE  PLACEMENT  OF  COMMON  STOCK

          During October 1993, the Company issued 66,667 shares of restricted common stock in a private placement. The shares sold for $3 per share and carried an option to purchase additional shares within 120 days.

          During December 1993, the Company issued 38,170 and 41,902 shares of restricted common stock in a private placement at $3 and $1.84 per share, respectively. The shares issued were under an option agreement as part of the private placement that occurred during October 1993.

          On July 5, 1994, 22,500 shares of common stock were issued at $4 per share in a Regulation D private stock offering

          In 1996, the Company issued 214,168 shares of common stock in a Regulation D private placement for total consideration of $394,362.

          In 1997, the Company issued 130,960 shares of common stock in a Regulation D private placement for total consideration of $156,860.

          In 1998, the Company issued 582,000 shares at an average price of $1.40 in three separate private placements. One private placement was with a foreign customer that purchased 80,000 shares for $ 100,000.

          The first private placement was sold in blocks of 4,000 shares (minimum investment) at $1.25 per share with a royalty that pays from the gross tonage of production from the zeolite claims in Oregon, once under production. The royalty pays $3 per ton per minimum investment on 6,000 tons of zeolite mined and sold. Total royalties paid per minimum investment will be $18,000.

          The second private placement was sold in blocks of 4,000 shares (minimum investment) at $2.50 per share with a similar royalty that pays $2.00 per ton per minimum investment. Total royalties paid per minimum investment will be $20,000 (10,000 tons).

          The Company sold  432,000  shares  under the first  private  placement
          ($540,000) and 70,000 shares under the second private placement ($175,000).

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

                                 AUGUST 31, 2000


NOTE 10:  PRIVATE  PLACEMENT  OF  COMMON  STOCK  (CONTINUED)

          The royalty will be paid simultaneously ($5.00 per ton) to the shareholders proportionately once the zeolite has been mined and sold. The company may increase the amount of the royalty payment to any holder of the royalty right above the specified dollar per ton royalty, but in no event will the total royalty payment exceed the maximum per investment. The increase in the royalty amount paid would only decrease the time limit in which the holder of a royalty right would receive the total royalty amount. Royalty payments will be made quarterly after the Company has made its quarterly financial statement filings with the Securities and Exchange Commission and determined the total tonnage that has been mined, milled and sold during the reporting quarter.

          In 1999, 963,269 shares were issued in a Regulation D private placement at an average price of $1.27.

          In 2000, 129,001 shares of common stock were issued in a private placement at an average price of $.62 per share. In addition, the Company issued 152,500 shares of preferred stock in a private placement at an average price of $1.00 per share.

NOTE 11:  FAIR  VALUES  OF  FINANCIAL  INSTRUMENTS

          The following listing of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosure About Fair Value of Financial Instruments". The carrying amounts and fair value of the Company's financial instruments at August 31, 2000 are as follows:

                                                August 31, 2000
                                            -----------------------
                                              Carrying       Fair
                                               Amount       Values
                                            -----------  ----------
          Cash                              $    1,511   $    1,511
          Accounts receivable                   13,213       13,213
          Notes payable including
            current maturities              $1,042,837   $1,042,837

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

                                 AUGUST 31, 2000


NOTE 11:  FAIR  VALUES  OF  FINANCIAL  INSTRUMENTS  (CONTINUED)

          The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

          CASH

               The carrying amounts reported on the balance sheet for cash and cash equivalents approximate their fair value.

          ACCOUNTS  RECEIVABLE

               The carrying amounts reported on the balance sheet for accounts receivable are reported at net realizable value.

          NOTES  PAYABLE

               The fair values of notes payable are estimated using discounted cash flow analyses based on the Company's incremental borrowing rate as the discount rate.

NOTE 12:  CERTIFICATES  OF  DEPOSITS

          During 1998, the Company was required to place a $15,000 bond to insure the reclamation of any mining done on the mining claims in Oregon. The Company has placed $15,000 in certificates of deposits as a pledge against any reclamation work that has to be done after mining operations have ceased. The mining operations will continue for some time and the certificates will not be useable as working capital for a number of years. The interest earned on the certificates is directly deposited to the Company's operating account.

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

                                 AUGUST 31, 2000



NOTE 13:  LEASE  ON  OFFICE  SPACE

          The Company leases certain equipment under non-cancelable operating leases. Rent expense for the seven month period ended August 31, 2000 amounted to approximately $3,200.

          Future  minimum  rentals  are  as  follows:

                                2001        $ 4,932
                                2002          4,932
                                2003          4,932
                                2004          4,932
                                2005            411
                                            -------
                                  Total     $20,139
                                            =======


NOTE 14:  COMMITMENTS  AND  CONTINGENCIES

          On August 9, 2000 the Company entered into an agreement to be aquired by Centre Capital Corporation (CCCX). The shareholders will exchange all of its shares of common stock for shares of CCCX authorized and unissued common stock, $.001 par value, and preferred stock $.001 par value and $3.00 detachable warrants. As a part of the transaction CCCX will provide working capital of $500,000 to the Company in the form of a loan. When the closing of the exchange occurs the note will convert to capital.

NOTE 15:  EXTRAORDINARY  GAIN

          During the period ended August 31, 2000, the Company was able to negotiate the reduction of a note payable by $52,275 resulting in an extraordinary gain of $52,275.